Ford | NEWS

Ford Delivers Second Quarter Net Income of $2.0B; $2.5B Adjusted Pre-Tax Profit; Total Company Revenue of $39.9B

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2017 SECOND QUARTER FINANCIAL RESULTS

	Revenue (GAAP)	Net Income (GAAP)	Adjusted Pre-Tax Profit (Non-GAAP)	EPS (GAAP)	Adjusted EPS (Non-GAAP)	Auto Segment Operating Margin (GAAP)	Auto Segment Operating Cash Flow (GAAP)
2Q 2017	$39.9B	$2.0B	$2.5B	$0.51	$0.56	5.9%	$1.3B
B/(W) 2Q 2016	$0.4B	$0.1B	$(0.5)B	$0.02	$0.04	(1.8) ppts	$(2.9)B

HIGHLIGHTS 2Q 2017*

- Second quarter net income was $2.0B, total company revenue was $39.9B; EPS was $0.51, all up year over year
- Total Company adjusted pre-tax profit of $2.5B and lower tax rate drove adjusted EPS of $0.56, up $0.04 year over year
- Lower adjusted pre-tax profit due to higher commodity cost, mainly steel, unfavorable exchange and non-repeat of last year's gain on the sale of majority stake in OEConnection LLC
- In the U.S.: Year-over-year average transaction prices rose nearly five times the industry average in the quarter and incentives declined as a percent of vehicle price, while the industry increased
- Automotive profits driven by North America, with Europe and Asia Pacific also profitable; outside North America, other regions were about breakeven in total; Ford Credit pre-tax profit was $619M, up 55 percent year over year
- Automotive operating cash flow was positive; continue to expect full-year shareholder distributions of about $2.7B
- 2017: Expect full year adjusted EPS of $1.65 to $1.85 with adjusted effective tax rate now expected to be about 15 percent



"This quarter shows the underlying health of our company with strong products like F-Series and commercial vehicles around the world, but we have opportunity to deliver even more. The entire team is focused on improving the fitness of the business and smartly deploying our capital to improve both the top and bottom lines in the quarters ahead."

Jim Hackett, President & CEO

"We continue to maintain a strong balance sheet with substantial cash and liquidity. This provides the capital needed to invest in and grow our business, while also protecting against a downturn."

Bob Shanks
Executive Vice President & CFO



PRODUCT AND SERVICES HIGHLIGHTS



2017 F-150 King Ranch

F-Series

In the U.S. F-Series had its best second quarter sales performance since 2001, with a 7 percent gain compared to last year. Average transaction prices of $45,400 per truck were up $3,100 from a year ago and led the segment.



2017 Expedition

Quality

Ford earned the No. 2 ranking of all non-premium brands in this year's U.S. J.D. Power Initial Quality Study – the brand's best ranking in the report's 31-year history. Seven Ford and Lincoln models were in the top three of their segments.



2017 Lincoln Continental

Lincoln

Lincoln had strong 2Q sales in both the U.S. and China, selling more than 29,000 vehicles in the U.S. for the brand's best performance in a decade. In China, the brand capped its best ever quarter with record June sales, up 84 percent.



Ford SYNC 3

Over-the-Air Updates

Ford offered its first software update via Wi-Fi with a SYNC 3 update that brings support for Android Auto and Apple CarPlay to more than 800,000 model-year 2016 vehicles.

* See endnote on page 4.
For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.
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Ford Motor Company 2Q July 26, 2017

AUTOMOTIVE SEGMENT RESULTS

	Wholesales	Revenue (GAAP)	Market Share	Operating Margin (GAAP)	Pre-Tax Profit (GAAP)
2Q 2017	**1,651K**	**$37.1B**	**7.4%**	**5.9%**	**$2.2B**
B/(W) 2Q 2016	(43)K	$0.1B	(0.1) ppts	(1.8) ppts	$(0.6)B

North America

- Wholesale volume was down 1 percent, revenue up 3 percent year over year, driven by continued strength of series and vehicle mix and higher net pricing
- Market share improvement in truck and utilities was more than offset by lower fleet sales
- For 2017: Continue to expect North America operating margin and profit to be lower than 2016, mainly due to higher commodity costs and increased engineering expense, mainly for utilities and autonomous vehicles

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
2Q 2017	807K	$24.5B	14.4%	9.0%	$2.2B
B/(W) 2Q 2016	(8)K	$0.7B	(0.1) ppts	(2.3) ppts	$(0.5)B

South America

- All key metrics improved for the third consecutive quarter
- Wholesales were up 12 percent; revenue up 18 percent, reflecting higher volume and favorable pricing
- Market share improved due to performance of the Ka
- For 2017: Continue to expect loss to improve from last year, as a result of favorable market factors as the economy continues to recover

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
2Q 2017	93K	$1.5B	9.2%	(12.6)%	$(185)M
B/(W) 2Q 2016	10K	$0.2B	0.5 ppts	8.7 ppts	$80M

Europe

- Ninth consecutive quarterly profit, but key metrics were lower due to Brexit effects and launch of the all-new Fiesta
- Kuga, Ka and commercial vehicle share improved, while overall share was down due to Fiesta launch
- For 2017: Continue to expect Europe to remain profitable, although below 2016 levels, mainly due to Brexit effects and higher commodity cost. Favorable market factors and continued improvement in Russia will be a partial offset

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
2Q 2017	375K	$7.1B	7.3%	1.2%	$88M
B/(W) 2Q 2016	(55)K	$(1.0)B	(0.2) ppts	(4.6) ppts	$(379)M

Middle East & Africa

- Pre-tax results improved due to favorable cost performance, reflecting mainly lower material and freight costs, and favorable exchange
- Other key metrics lower due to lower wholesale volume, largely reflecting lower share and lower industry
- For 2017: Continue to expect results in the region to improve compared to 2016 due to lower cost and favorable exchange with lower volume a partial offset

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
2Q 2017	24K	$0.6B	3.4%	(9.7)%	$(53)M
B/(W) 2Q 2016	(14)K	$(0.4)B	(1.2) ppts	(2.5) ppts	$12M

Asia Pacific

- Wholesale volume up 7 percent; revenue up 21 percent, reflecting strength of full line up of SUVs and continued growth of Lincoln in China
- Market share was up, due to higher share in China because of strong JMC commercial vehicle gains and Lincoln performance
- For 2017: Continue to expect pre-tax profits to improve from 2016 due to favorable volume and mix, and lower cost

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
2Q 2017	352K	$3.4B	3.7%	4.1%	$143M
B/(W) 2Q 2016	24K	$0.6B	0.1 ppts	4.4 ppts	$151M

FORD CREDIT RESULTS

Ford Credit

- Best quarterly pre-tax profit since 2011
- Continued receivables growth globally
- For 2017: Now expect full-year pre-tax profit higher than $1.5B, reflecting an improved lease residual outlook, along with higher volume, margin and a strong cost focus

	Pre-Tax Results
2Q 2017	$619M
B/(W) 2Q 2016	$219M

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Ford Motor Company 2Q July 26, 2017

Ford Motor Company 2Q July 26, 20173 Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: ? Decline in industry sales volume, particularly in the United States, Europe, or China, due to financial crisis, recession, geopolitical events, or other factors; ? Lower-than-anticipated market acceptance of Ford’s new or existing products or services, or failure to achieve expected growth; ? Market shift away from sales of larger, more profitable vehicles beyond Ford’s current planning assumption, particularly in the United States; ? Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; ? Fluctuations in foreign currency exchange rates, commodity prices, and interest rates; ? Adverse effects resulting from economic, geopolitical, protectionist trade policies, or other events; ? Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors); ? Single-source supply of components or materials; ? Labor or other constraints on Ford’s ability to maintain competitive cost structure; ? Substantial pension and other postretirement liabilities impairing liquidity or financial condition; ? Worse-than-assumed economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns); ? Restriction on use of tax attributes from tax law “ownership change;” ? The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs; ? Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions; ? Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; ? Adverse effects on results from a decrease in or cessation or claw back of government incentives related to investments; ? Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third party vendor or supplier; ? Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities; ? Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; ? Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; ? Increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and ? New or increased credit regulations, consumer or data protection regulations, or other regulations resulting in higher costs and/or additional financing restrictions. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward- looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. R I S K F A C T O R S

Ford Motor Company 2Q July 26, 20174 C O N F E R E N C E C A L L D E TA I L S Ford Motor Company [NYSE:F] releases its 2017 second quarter financial results at 7:00 a.m. EDT today. Following the release, Jim Hackett, Ford president and chief executive officer, and Bob Shanks, Ford executive vice president and chief financial officer, will host a conference call at 9 a.m. EDT to discuss the results. The presentation (listen-only) and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community and the news media will have the opportunity to ask questions on the call. Access Information - Wednesday, July 26, 2017 Ford Earnings Call: 9 a.m. EDT Toll-Free: 1.877.870.8664 International: 1.970.297.2423 Passcode: Ford Earnings REPLAY (Available after 1:00 p.m. EDT the day of the event through Thursday, August 3, 2017) www.shareholder.ford.com Toll-Free: 1.855.859.2056 International: 1.404.537.3406 Passcode: 95413408 About Ford Motor Company Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a?full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification, autonomous vehicles and mobility solutions. Ford employs approximately 203,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit ??????????????????????. * The following applies to the information throughout this release: ? See tables at the end of this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). ? Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not includes these sales. See materials supporting the July 26, 2017 conference call at www.shareholder.ford.com for further discussion of wholesale unit volumes. ? Automotive segment operating margin is defined as Automotive segment pre-tax profit divided by Automotive segment revenue. ? References to records related to Automotive segment pre-tax profit, Automotive segment operating cash flow, Automotive segment operating margin and Automotive business unit results are since at least 2000.

CONSOLIDATED INCOME STATEMENT

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
(in millions, except per share amounts)

	For the periods ended June 30,			
	2016	**2017**	2016	**2017**
	Second Quarter		First Half	
	(unaudited)			
Revenues				
Automotive	$ 36,932	**$ 37,113**	$ 72,189	**$ 73,588**
Financial Services	2,553	**2,738**	5,014	**5,407**
Other	—	**2**	—	**4**
Total revenues	39,485	**39,853**	77,203	**78,999**
Costs and expenses				
Cost of sales	32,522	**33,349**	63,039	**66,057**
Selling, administrative, and other expenses	2,784	**2,756**	5,474	**5,520**
Financial Services interest, operating, and other expenses	2,258	**2,217**	4,318	**4,449**
Total costs and expenses	37,564	**38,322**	72,831	**76,026**
Interest expense on Automotive debt	212	**277**	412	**556**
Non-Financial Services other income/(loss), net	686	**658**	1,454	**1,370**
Financial Services other income/(loss), net	82	**74**	173	**96**
Equity in net income of affiliated companies	398	**273**	939	**619**
Income before income taxes	2,875	**2,259**	6,526	**4,502**
Provision for/(Benefit from) income taxes	903	**209**	2,099	**858**
Net income	1,972	**2,050**	4,427	**3,644**
Less: Income/(Loss) attributable to noncontrolling interests	2	**8**	5	**15**
Net income attributable to Ford Motor Company	$ 1,970	**$ 2,042**	$ 4,422	**$ 3,629**
EARNINGS PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK				
Basic income	$ 0.50	**$ 0.51**	$ 1.11	**$ 0.91**
Diluted income	0.49	**0.51**	1.11	**0.91**
Cash dividends declared	0.15	**0.15**	0.55	**0.35**

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Ford Motor Company 2Q July 26, 2017

CONSOLIDATED BALANCE SHEET

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions)

	December 31, 2016	June 30, 2017
		(unaudited)
ASSETS		
Cash and cash equivalents	$ 15,905	$ **16,223**
Marketable securities	22,922	**22,886**
Financial Services finance receivables, net	46,266	**49,888**
Trade and other receivables, less allowances of $392 and $416	11,102	**10,159**
Inventories	8,898	**11,092**
Other assets	3,368	**3,291**
Total current assets	108,461	**113,539**
Financial Services finance receivables, net	49,924	**51,551**
Net investment in operating leases	28,829	**28,597**
Net property	32,072	**33,794**
Equity in net assets of affiliated companies	3,304	**3,241**
Deferred income taxes	9,705	**10,145**
Other assets	5,656	**6,602**
Total assets	$ 237,951	$ **247,469**
LIABILITIES		
Payables	$ 21,296	$ **23,568**
Other liabilities and deferred revenue	19,316	**19,958**
Automotive debt payable within one year	2,685	**2,911**
Financial Services debt payable within one year	46,984	**47,862**
Total current liabilities	90,281	**94,299**
Other liabilities and deferred revenue	24,395	**24,840**
Automotive long-term debt	13,222	**13,277**
Financial Services long-term debt	80,079	**81,959**
Deferred income taxes	691	**735**
Total liabilities	208,668	**215,110**
Redeemable noncontrolling interest	96	**97**
EQUITY		
Common Stock, par value $.01 per share (3,986 million shares issued of 6 billion authorized)	40	**40**
Class B Stock, par value $.01 per share (71 million shares issued of 530 million authorized)	1	**1**
Capital in excess of par value of stock	21,630	**21,735**
Retained earnings	15,634	**18,437**
Accumulated other comprehensive income/(loss)	(7,013)	**(6,716)**
Treasury stock	(1,122)	**(1,253)**
Total equity attributable to Ford Motor Company	29,170	**32,244**
Equity attributable to noncontrolling interests	17	**18**
Total equity	29,187	**32,262**
Total liabilities and equity	$ 237,951	$ **247,469**

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Ford Motor Company 2Q July 26, 2017

Ford Motor Company 2Q July 26, 20177 C O N S O L I D AT E D S T AT E M E N T O F C A S H F L O W S FORD MOTOR COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (in millions) For the periods ended June 30, 2016 2017 First Half (unaudited) Cash flows from operating activities Net cash provided by/(used in) operating activities $ 11,891 $ 9,951 Cash flows from investing activities Capital spending (3,206) (3,264) Acquisitions of finance receivables and operating leases (27,501) (27,379) Collections of finance receivables and operating leases 19,732 21,636 Purchases of equity and debt securities (16,757) (16,931) Sales and maturities of equity and debt securities 15,491 16,906 Settlements of derivatives 111 154 Other 21 16 Net cash provided by/(used in) investing activities (12,109) (8,862) Cash flows from financing activities Cash dividends (2,184) (1,392) Purchases of common stock (145) (131) Net changes in short-term debt 934 72 Proceeds from issuance of other debt 25,574 20,467 Principal payments on other debt (21,104) (19,952) Other (87) (102) Net cash provided by/(used in) financing activities 2,988 (1,038) Effect of exchange rate changes on cash and cash equivalents 21 267 Net increase/(decrease) in cash and cash equivalents $ 2,791 $ 318 Cash and cash equivalents at January 1 $ 14,272 $ 15,905 Net increase/(decrease) in cash and cash equivalents 2,791 318 Cash and cash equivalents at June 30 $ 17,063 $ 16,223

SUPPLEMENTAL FINANCIAL INFORMATION

The tables below provide supplemental consolidating financial information. The data is presented by our reportable segments, Automotive and Financial Services. All Other, Special Items, and Adjustments include our operating segments that did not meet the quantitative threshold to qualify as a reportable segment, special items, eliminations of intersegment transactions, and deferred tax netting.

Selected Income Statement Information. The following table provides supplemental income statement information, by segment (in millions):

	For the period ended June 30, 2017			
	Second Quarter			
	Automotive	Financial Services	All Other, Special Items, & Adjustments	Consolidated
Revenues	$ 37,113	$ 2,738	$ 2	$ 39,853
Total costs and expenses	35,815	2,217	290	38,322
Interest expense on Automotive debt	—	—	277	277
Other income/(loss), net	627	74	31	732
Equity in net income of affiliated companies	266	8	(1)	273
Income/(loss) before income taxes	2,191	603	(535)	2,259
Provision for/(Benefit from) income taxes	181	174	(146)	209
Net income/(loss)	2,010	429	(389)	2,050
Less: Income/(Loss) attributable to noncontrolling interests	8	—	—	8
Net income attributable to Ford Motor Company	$ 2,002	$ 429	$ (389)	$ 2,042

	For the period ended June 30, 2017			
	First Half			
	Automotive	Financial Services	All Other, Special Items, & Adjustments	Consolidated
Revenues	$ 73,588	$ 5,407	$ 4	$ 78,999
Total costs and expenses	71,295	4,449	282	76,026
Interest expense on Automotive debt	—	—	556	556
Other income/(loss), net	1,258	96	112	1,466
Equity in net income of affiliated companies	605	15	(1)	619
Income/(loss) before income taxes	4,156	1,069	(723)	4,502
Provision for/(Benefit from) income taxes	741	322	(205)	858
Net income/(loss)	3,415	747	(518)	3,644
Less: Income/(Loss) attributable to noncontrolling interests	15	—	—	15
Net income attributable to Ford Motor Company	$ 3,400	$ 747	$ (518)	$ 3,629

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Ford Motor Company 2Q July 26, 2017

SUPPLEMENTAL FINANCIAL INFORMATION

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information, by segment (in millions):

	June 30, 2017			
Assets	Automotive	Financial Services	All Other, Special Items, & Adjustments	Consolidated
Cash and cash equivalents	$ 8,853	$ 7,366	$ 4	$ 16,223
Marketable securities	19,575	3,311	—	22,886
Financial Services finance receivables, net	—	49,888	—	49,888
Trade and other receivables, less allowances	4,274	5,884	1	10,159
Inventories	11,092	—	—	11,092
Other assets	2,317	974	—	3,291
Receivable from other segments	20	1,730	(1,750)	—
Total current assets	46,131	69,153	(1,745)	113,539
Financial Services finance receivables, net	—	51,551	—	51,551
Net investment in operating leases	1,904	26,693	—	28,597
Net property	33,620	166	8	33,794
Equity in net assets of affiliated companies	3,048	180	13	3,241
Deferred income taxes	14,008	218	(4,081)	10,145
Other assets	4,872	1,676	54	6,602
Receivable from other segments	—	1,156	(1,156)	—
Total assets	$ 103,583	$ 150,793	$ (6,907)	$ 247,469

Liabilities	Automotive	Financial Services	All Other, Special Items, & Adjustments	Consolidated
Payables	$ 22,441	$ 1,122	$ 5	$ 23,568
Other liabilities and deferred revenue	18,707	1,239	12	19,958
Automotive debt payable within one year	2,911	—	—	2,911
Financial Services debt payable within one year	—	47,862	—	47,862
Payable to other segments	1,730	—	(1,730)	—
Total current liabilities	45,789	50,223	(1,713)	94,299
Other liabilities and deferred revenue	23,858	980	2	24,840
Automotive long-term debt	13,277	—	—	13,277
Financial Services long-term debt	—	81,959	—	81,959
Deferred income taxes	158	4,658	(4,081)	735
Payable to other segments	1,147	—	(1,147)	—
Total liabilities	$ 84,229	$ 137,820	$ (6,939)	$ 215,110

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Ford Motor Company 2Q July 26, 2017

SUPPLEMENTAL FINANCIAL INFORMATION

Selected Cash Flow Information. The following tables provide supplemental cash flow information, by segment (in millions):

	For the period ended June 30, 2017			
	First Half			
Cash flows from operating activities	Automotive	Financial Services	All Other, Special Items, & Adjustments	Consolidated
Net cash provided by/(used in) operating activities	$ 5,748	$ 4,236	$ (33)	$ 9,951
*Reconciling Adjustments to Automotive Segment Operating Cash Flows**				
Automotive capital spending	(3,242)			
Net cash flows from non-designated derivatives	200			
Funded pension contributions	456			
Separation payments	59			
Other	65			
Automotive Segment Operating Cash Flows	$ 3,286			

* We measure and evaluate our Automotive segment operating cash flow on a different basis than Net cash provided by/(used in) operating activities in our consolidated statement of cash flows. Automotive segment operating cash flow includes additional elements management considers to be related to our Automotive operating activities, primarily capital spending and non-designated derivatives, and excludes outflows for funded pension contributions, separation payments, and other items that are considered operating cash flows under U.S. GAAP. The table above quantifies the reconciling adjustments to Net cash provided by/(used in) operating activities for the period ended June 30, 2017.

	For the period ended June 30, 2017			
	First Half			
Cash flows from investing activities	Automotive	Financial Services	All Other, Special Items, & Adjustments	Consolidated
Capital spending	$ (3,242)	$ (22)	$ —	$ (3,264)
Acquisitions of finance receivables and operating leases	—	(27,379)	—	(27,379)
Collections of finance receivables and operating leases	—	21,636	—	21,636
Purchases of equity and debt securities	(13,578)	(3,351)	(2)	(16,931)
Sales and maturities of equity and debt securities	13,570	3,336	—	16,906
Settlements of derivatives	200	(46)	—	154
Other	10	12	(6)	16
Investing activity (to)/from other segments	(38)	(11)	49	—
Net cash provided by/(used in) investing activities	$ (3,078)	$ (5,825)	$ 41	$ (8,862)

Cash flows from financing activities	Automotive	Financial Services	All Other, Special Items, & Adjustments	Consolidated
Cash dividends	$ (1,392)	$ —	$ —	$ (1,392)
Purchases of common stock	(131)	—	—	(131)
Net changes in short-term debt	216	(144)	—	72
Proceeds from issuance of other debt	507	19,960	—	20,467
Principal payments on other debt	(881)	(19,071)	—	(19,952)
Other	(50)	(52)	—	(102)
Financing activity to/(from) other segments	—	12	(12)	—
Net cash provided by/(used in) financing activities	$ (1,731)	$ 705	$ (12)	$ (1,038)
Effect of exchange rate changes on cash and cash equivalents	$ 94	$ 173	$ —	$ 267

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Ford Motor Company 2Q July 26, 2017

Ford Motor Company 2Q July 26, 201711 N O N - G A A P F I N A N C I A L M E A S U R E S T H AT S U P P L E M E N T G A A P M E A S U R E S We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. Total Company Adjusted Pre-tax Profit (Most Comparable GAAP Measure: Net income attributable to Ford) – The non-GAAP measure is useful to management and investors because it allows users to evaluate our pre-tax results excluding pre-tax special items. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses that are not reflective of our underlying business results, (ii) significant restructuring actions related to our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted pre-tax profit, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above), and tax special items. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses.

NET INCOME RECONCILIATION TO ADJUSTED PRE-TAX PROFIT

(Mils)	2Q 2016	2Q 2017	YTD 2016	YTD 2017	Memo: FY 2016
Net income / (Loss) attributable to Ford (GAAP)	$ 1,970	$ 2,042	$ 4,422	$ 3,629	$ 4,596
Income / (Loss) attributable to non-controlling interests	2	8	5	15	11
Net income / (Loss)	$ 1,972	$ 2,050	$ 4,427	$ 3,644	$ 4,607
Less: (Provision for) / Benefit from income taxes	(903)	(209)	(2,099)	(858)	(2,189)
Income / (Loss) before income taxes	$ 2,875	$ 2,259	$ 6,526	$ 4,502	$ 6,796
Less: Special items pre-tax	(118)	(248)	(304)	(224)	(3,579)
Adjusted pre-tax profit (Non-GAAP)	$ 2,993	$ 2,507	$ 6,830	$ 4,726	$ 10,375

EARNINGS PER SHARE RECONCILIATION TO ADJUSTED EARNINGS PER SHARE

	2017 2Q	2017 YTD
Diluted After-Tax Results (Mils)		
Diluted after-tax results (GAAP)	$ 2,042	$ 3,629
Less: Impact of pre-tax and tax special items	(202)	(193)
Adjusted net income – diluted (Non-GAAP)	$ 2,244	$ 3,822
Basic and Diluted Shares (Mils)		
Basic shares (average shares outstanding)	3,977	3,977
Net dilutive options and unvested restricted stock units	19	21
Diluted shares	3,996	3,998
Earnings per share – diluted (GAAP)	$ 0.51	$ 0.91
Less: Net impact of adjustments	(0.05)	(0.05)
Adjusted earnings per share – diluted (Non-GAAP)	$ 0.56	$ 0.96

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Ford Motor Company 2Q July 26, 2017

EFFECTIVE TAX RATE RECONCILIATION TO ADJUSTED EFFECTIVE TAX RATE

	2017		Memo:
	2Q	YTD	FY 2016
Pre-Tax Results (Mils)			
Income / (Loss) before income taxes (GAAP)	$ 2,259	$ 4,502	$ 6,796
Less: Impact of special items	(248)	(224)	(3,579)
Adjusted pre-tax profit (Non-GAAP)	$ 2,507	$ 4,726	$ 10,375
Taxes (Mils)			
(Provision for) / Benefit from income taxes (GAAP)	$ (209)	$ (858)	$ (2,189)
Less: Impact of special items	46	31	1,121
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (255)	$ (889)	$ (3,310)
Tax Rate (Pct)			
Effective tax rate (GAAP)	9.3%	19.1%	32.2%
Adjusted effective tax rate (Non-GAAP)	10.2%	18.8%	31.9%

SPECIAL ITEMS

(Mils)	2Q		YTD		Memo:
	2016	2017	2016	2017	FY 2016
Pension and OPEB remeasurement gain / (loss)	$ (11)	$ -	$ (11)	$ -	$ (2,996)
Separation-related actions	$ (102)	$ (7)	$ (276)	$ (29)	$ (304)
Other Items					
San Luis Potosi plant cancellation	$ -	$ 7	$ -	$ 53	$ (199)
Japan, Indonesia market closure	(5)	-	(17)	-	(80)
Next-generation Focus footprint change	-	(248)	-	(248)	-
Total other items	$ (5)	$ (241)	$ (17)	$ (195)	$ (279)
Total pre-tax special items	$ (118)	$ (248)	$ (304)	$ (224)	$ (3,579)
Tax special items	$ (1)	$ 46	$ (67)	$ 31	$ 1,121
Memo:					
Special items impact on earnings per share*	$ (0.03)	$ (0.05)	$ (0.09)	$ (0.05)	$ (0.61)

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Ford Motor Company 2Q July 26, 2017

CONSOLIDATED INCOME STATEMENT – FORD CREDIT

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
(in millions)

	For the periods ended June 30,			
	Second Quarter		First Half	
	2016	**2017**	2016	**2017**
	(unaudited)			
Financing revenue				
Operating leases	$ 1,388	**$ 1,381**	$ 2,706	**$ 2,747**
Retail financing	757	**825**	1,493	**1,627**
Dealer financing	443	**476**	883	**927**
Other	7	**17**	19	**34**
Total financing revenue	2,595	**2,699**	5,101	**5,335**
Depreciation on vehicles subject to operating leases	(1,075)	**(1,037)**	(2,089)	**(2,101)**
Interest expense	(687)	**(769)**	(1,333)	**(1,498)**
Net financing margin	833	**893**	1,679	**1,736**
Other revenue				
Insurance premiums earned	41	**42**	80	**82**
Fee based revenue and other	—	**61**	—	**116**
Total financing margin and other revenue	874	**996**	1,759	**1,934**
Expenses				
Operating expenses	310	**302**	604	**606**
Provision for credit losses	137	**99**	265	**251**
Insurance expenses	79	**62**	91	**93**
Total expenses	526	**463**	960	**950**
Other income, net	52	**86**	115	**116**
Income before income taxes	400	**619**	914	**1,100**
Provision for income taxes	104	**173**	260	**321**
Net income	$ 296	**$ 446**	$ 654	**$ 779**

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Ford Motor Company 2Q July 26, 2017

CONSOLIDATED BALANCE SHEET – FORD CREDIT

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions)

	December 31, 2016	June 30, 2017 (unaudited)
ASSETS		
Cash and cash equivalents	$ 8,077	$ 7,366
Marketable securities	3,280	3,311
Finance receivables, net	102,981	108,300
Net investment in operating leases	27,209	26,693
Notes and accounts receivable from affiliated companies	811	986
Derivative financial instruments	909	979
Other assets	2,822	2,859
Total assets	$ 146,089	$ 150,494
LIABILITIES		
Accounts payable		
Customer deposits, dealer reserves, and other	$ 1,065	$ 1,138
Affiliated companies	336	513
Total accounts payable	1,401	1,651
Debt	126,492	129,268
Deferred income taxes	3,230	3,449
Derivative financial instruments	166	216
Other liabilities and deferred income	1,997	2,066
Total liabilities	133,286	136,650
SHAREHOLDER'S INTEREST		
Shareholder's interest	5,227	5,227
Accumulated other comprehensive income/(loss)	(890)	(609)
Retained earnings	8,466	9,226
Total shareholder's interest attributable to Ford Motor Credit Company	12,803	13,844
Shareholder's interest attributable to noncontrolling interests	—	—
Total shareholder's interest	12,803	13,844
Total liabilities and shareholder's interest	$ 146,089	$ 150,494

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Ford Motor Company 2Q July 26, 2017

CONSOLIDATED STATEMENT OF CASH FLOWS – FORD CREDIT

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

	For the periods ended June 30,	
	2016	2017
	First Half	
	(unaudited)	
Cash flows from operating activities		
Net cash provided by/(used in) operating activities	$ 3,309	**$ 2,866**
Cash flows from investing activities		
Purchases of finance receivables	(17,939)	**(19,025)**
Collections of finance receivables	15,692	**17,809**
Purchases of operating lease vehicles	(7,590)	**(6,720)**
Liquidations of operating lease vehicles	4,050	**4,440**
Net change in wholesale receivables and other short-duration receivables	(2,453)	**(857)**
Purchases of marketable securities	(3,965)	**(3,351)**
Proceeds from sales and maturities of marketable securities	2,197	**3,336**
Settlements of derivatives	35	**(46)**
All other investing activities	(85)	**(12)**
Net cash provided by/(used in) investing activities	(10,058)	**(4,426)**
Cash flows from financing activities		
Proceeds from issuances of long-term debt	25,624	**19,960**
Principal payments on long-term debt	(20,800)	**(19,071)**
Change in short-term debt, net	717	**(132)**
Cash distributions to parent	—	**(28)**
All other financing activities	(78)	**(53)**
Net cash provided by/(used in) financing activities	5,463	**676**
Effect of exchange rate changes on cash and cash equivalents	(30)	**173**
Net increase/(decrease) in cash and cash equivalents	$ (1,316)	**$ (711)**
Cash and cash equivalents at January 1	$ 8,886	**$ 8,077**
Net increase/(decrease) in cash and cash equivalents	(1,316)	**(711)**
Cash and cash equivalents at June 30	$ 7,570	**$ 7,366**

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Ford Motor Company 2Q July 26, 2017